UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015 (December 14, 2015)

SYNERGY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
______________________________

COLORADO (State or other jurisdiction of incorporation or organization)	001-35245 (Commission File Number)	20-2835920 (I.R.S. Employer Identification Number)

1625 Broadway, Suite 300
Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 14, 2015, each of Edward Holloway and William E. Scaff, Jr., Co-Chief Executive Officers of Synergy Resources Corporation (the “Company”), notified the Company that he is resigning from his officer positions with the Company effective December 31, 2015. The Company expects to enter into a consulting agreement with each of Messrs. Holloway and Scaff pursuant to which he will provide consulting services to the Company on an as-requested basis through May 2016 and will receive $70,000 per month for such services. The employment agreements of Messrs. Scaff and Holloway, including the well bonus program in which they participate, will terminate effective December 31, 2015. Any unvested equity grants held by Messrs. Holloway and Scaff will vest on December 31, 2015, and they will remain on the Company’s board of directors. Also on December 14, 2015, Lynn A. Peterson, currently the President of the Company, was appointed Chief Executive Officer of the Company effective upon the resignations of Messrs. Holloway and Scaff as described above. In addition, on December 15, 2015, Mr. Peterson was elected Chairman of the Company’s board of directors effective January 1, 2016. See Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2015 for biographical and related information regarding Mr. Peterson.

    On December 14, 2015, the Company authorized the payment of cash bonuses of $375,000, and awards of 200,000 shares of common stock, to each of Messrs. Holloway and Scaff. On December 15, 2015, the Company authorized a cash bonus of $375,000 and an award of 100,000 shares of common stock to Mr. Peterson. Mr. Peterson’s shares will vest in equal annual increments over a three-year period, subject to forfeiture or accelerated vesting in certain circumstances. In addition, the Company approved changes to the compensation of the non-employee directors other than Messrs. Holloway and Scaff. Each such non-employee director received an award of 7,500 shares of common stock. In addition, for the 2016 calendar year, each such non-employee director will receive an annual retainer of $60,000 and shares of common stock with a value of $150,000, as well as annual fees for committee service ranging from $5,000 to $17,000. Finally, on December 15, 2015 the Company awarded options to purchase 150,000 shares of common stock at a price of $10.01 per share to Chief Financial Officer James P. Henderson. These options have a ten-year term and will vest over a five-year period, subject to forfeiture or accelerated vesting in certain circumstances.

The information set forth in Item 5.07 relating to Proposal 3 is incorporated herein by reference. The Company’s 2015 Equity Incentive Plan, which was adopted at the annual meeting as described below, is attached as Exhibit 10.18 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 5.07 relating to Proposal 4 is incorporated herein by reference. The Company’s Amended and Restated Articles of Incorporation are attached as Exhibit 3.1 hereto.
Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on December 15, 2015. Holders of 105,111,133 shares of the Company’s common stock outstanding at the close of business on October 19, 2015 were entitled to vote at the meeting, of which 96,733,005 shares, or approximately 92% of those entitled to vote, were represented in person or by proxy at the annual meeting.
The results of the matters voted upon at the annual meeting, which are more fully described in the Company’s proxy statement, are as follows:

PROPOSAL # 1 – Election of Directors
Edward Holloway	For: 80,855,387 Withheld: 3,438,116 Broker Non-Votes: 12,439,502
William E. Scaff, Jr.	For: 80,855,597 Withheld: 3,437,906 Broker Non-Votes: 12,439,502
Lynn A. Peterson	For: 80,850,052 Withheld: 3,443,451 Broker Non-Votes: 12,439,502
Rick A. Wilber	For: 76,665,396 Withheld: 7,628,107 Broker Non-Votes: 12,439,502
Raymond E. McElhaney	For: 69,489,872 Withheld: 14,803,631 Broker Non-Votes: 12,439,502
Bill M. Conrad	For: 69,489,872 Withheld: 14,803,631 Broker Non-Votes: 12,439,502
R.W. Noffsinger, III	For: 76,697,114 Withheld: 7,596,389 Broker Non-Votes: 12,439,502
George Seward	For: 73,599,689 Withheld: 10,693,814 Broker Non-Votes: 12,439,502
Jack Aydin	For: 83,473,297 Withheld: 820,206 Broker Non-Votes: 12,439,502

PROPOSAL # 2 – Ratification of the appointment of EKS&H LLLP as the Company’s independent registered accounting firm for the fiscal year ending August 31, 2016
For: 96,069,464 Against: 600,212 Abstain: 63,329

PROPOSAL # 3 – Approve the Company’s 2015 Equity Incentive Plan
For: 77,054,863 Against: 6,707,253 Abstain: 531,386 Broker Non-Votes: 12,439,503
PROPOSAL # 4 – Approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 200,000,000 to 300,000,000
For: 86,033,664 Against: 9,985,572 Abstain: 219,756
PROPOSAL # 5 – Approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers

For: 41,306,930 Against: 42,312,326 Abstain: 674,246 Broker Non-Votes: 12,439,503

Item 9.01 Financial Statements and Exhibits.
See Exhibit Index.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 16, 2015
Synergy Resources Corporation

By:	/s/ Lynn A. Peterson
Lynn A. Peterson
President

Exhibit Index
Exhibit 3.1 Amended and Restated Articles of Incorporation of Synergy Resources Corporation
Exhibit 10.18 Synergy Resources Corporation 2015 Equity Incentive Plan